INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  December 19, 1997, in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 222.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 7, 1998